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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT


                          Pursuant to section 13 or 15(d) of
                         the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  June 24, 1997 (June 24, 1997)




                                UTILICORP UNITED INC.
                  (Exact name of registrant as specified in charter)





    DELAWARE                             1-3562                   44-0541877
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(State or other                        (Commission              (IRS Employer
jurisdiction of                        File Number)             Identification
incorporation)                                                  No.)



20 West 9th , Kansas City, Missouri                                     64105
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number including area code                (816) 421-6600

(Former name of former address, if changed since last report)     NOT APPLICABLE

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ITEM 5. OTHER EVENTS.

On June 24, 1997, PECO Energy Company (PECO) and UtiliCorp United Inc., (UtiliCorp) announced the formation of EnergyOne, LLC (E1P), a limited liability company, that was formed to sell branded energy commodities and other products and services to participating utilities to deliver to their local customers.
E1P will support participating utilities with order processing, billing, information processing, marketing and customer service. PECO and UtiliCorp each holds a 50 percent ownership interest in E1P as well as being E1P's initial distributors of E1P products and services.

E1P is structured to earn fees from franchise, royalty and transaction fees from participating distributors and suppliers including fees from PECO and UtiliCorp. PECO and UtiliCorp contributed a total of approximately $22 million to capitalize E1P.

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                                      SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UtiliCorp United Inc.



By: /s/ James S. Brook
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    James S. Brook
    Vice President and Controller

Date: June 24, 1997